UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Spark Networks SE

(Exact name of registrant as specified in its charter)

Federal Republic of Germany (Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Spark Networks SE

Kohlfurter Straße 41/43

Berlin 10999, Germany

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

(Title of each class to be so registered)	(Exchange on which each class is to be registered)
American Depositary Shares, each representing one-tenth of an Ordinary Share Ordinary Shares, no par value per share*	NYSE American LLC*

*The Ordinary Shares are indicated  only in connection with the listing of the American Depositary Shares. The American Depositary Shares represent the right to receive the Ordinary Shares and are registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-220610).

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220000 and 333-220610

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the American Depositary Shares and the Ordinary Shares of Spark Networks SE (the “Registrant”) as included under the captions “Description of the New Spark American Depositary Shares” and “Description of New Spark Ordinary Shares,” respectively, in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form F-4 (Registration No. 333-220000), initially filed with the Securities and Exchange Commission on August 16, 2017, and as subsequently amended from time to time, are hereby incorporated by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPARK NETWORKS SE

Date: October 20, 2017	By:	/s/ Michael Schrezenmaier
Name: Michael Schrezenmaier
Title: Managing Director